California First National Bancorp Announces Voluntary Plans for NASDAQ Delisting

and SEC Deregistration of Common Stock and Filing of Application with the OTCQX Market

IRVINE, CALIFORNIA, October 24, 2017 -- California First National Bancorp (NASDAQ: CFNB, the “Company”) today announced that its Board of Directors approved the Company undertaking to voluntarily delist its common stock from the NASDAQ Global Market (“NASDAQ”) and deregister its common stock with the Securities and Exchange Commission (the “SEC”). The Company’s Board of Directors unanimously approved the delisting and deregistration following the recommendation of a committee of the Company’s independent directors formed to consider the matter.

On October 24, 2017, the Company notified NASDAQ of its intent to voluntarily delist and withdraw the registration of its common stock with the SEC.  The Company intends to file a Form 25 with the SEC on or about November 3, 2017.  The Company expects the last trading day for its common stock on NASDAQ will be on or about November 10, 2017.  The Company has made an application to have its shares quoted on the OTCQX Market, and following the NASDAQ delisting, the Company expects its shares will be quoted on the OTCQX Market under the same symbol, “CFNB”.

The Company intends to file a Form 15 with the SEC on or about November 13, 2017.  Upon the filing of the Form 15, the Company’s obligation to file annual, quarterly, and periodic reports with the SEC will be suspended immediately and such obligation will terminate when deregistration becomes effective 90 days after the Form 15 is filed.

As a bank holding company, the Company is eligible to deregister with the SEC because it has fewer than 1,200 stockholders of record.  Since January 2017, the Company’s bank subsidiary has had regulatory restrictions placed on its ability to originate syndicated commercial loans that continue to have an adverse effect on the Company’s ability to pursue its business plan.  As reported in its earnings report for the first quarter ended September 30, 2017, the Company’s assets have decreased 29% since December 31, 2016, and management is working to reduce costs to match the decrease in earning assets.  The decision to delist and deregister was reached after the Board of Directors considered a number of matters, including the cost savings to the Company of delisting and deregistering, the potential impact on the liquidity and stock price of the common stock, the experience of other companies that have delisted and deregistered and subsequently been quoted on the OTCQX Market to which the Company has made an application, the expectation that the Company does not need to access the capital markets in the future, and, as described below, the Company’s continuing obligation following deregistration to disclose financial and other information with its bank regulators.  The Board of Directors intends to continue its policy of paying an annual dividend consistent with prior years, with the exact timing of the declaration and payment in fiscal 2018 to be determined by the Board of Directors.

The Company’s annual financial statements will continue to be audited by an independent accounting firm, and the Company intends to post quarterly and annual financial information on the OTCQX website (www.otcmarkets.com/home) and the Company’s website (www.calfirst.com).  The Company’s bank subsidiary will continue to report quarterly financial results to the Office of the Comptroller of the Currency via its Call Reports, which are publicly available on the FDIC’s website (www.fdic.gov).

Following the NASDAQ delisting, the Company expects its shares will be quoted on the OTCQX Market, but there can be no assurance that trading in the Company’s common stock will continue or that the liquidity of the Company’s common stock will not be affected, which could negatively impact market prices for the Company’s common stock and make it more difficult for stockholders to sell their shares.

California First National Bancorp is a bank holding company with lending and bank operations based in Orange County, California. California First National Bank is an FDIC-insured national bank that gathers deposits using telephone, the Internet, and direct mail from a centralized location, and provides lease financing and commercial loans to businesses and organizations nationwide.

This release contains forward-looking statements which involve management assumptions, risks and uncertainties. The statements in this release that are not strictly historical in nature constitute "forward-looking statements." Such statements include estimates regarding the timing of the delisting and deregistration of the Company’s common stock; expectations regarding the quotation of the Company’s common stock on the OTCQX Market; the impact of regulatory restrictions on the Company's business; revised business plans; expectations regarding cost savings and plans to implement cost savings measures; intent to disclose financial information; statements regarding the impact of the delisting and deregistration on the market price and liquidity of the Company’s common stock; and plans to pay dividends or trading in the Company’s stock. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to be different from views expressed or implied by such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and the risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, and the Company undertakes no obligation to revise or update this release to reflect events or circumstances arising after the date hereof.

CONTACT:

S. Leslie Jewett

ljewett@calfirstbancorp.com